UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2005 Barnes Group Inc. ("BGI") and NHK Spring Co., Ltd. ("NHK") entered into a Termination Agreement (the "Termination Agreement") with respect to terminating the Joint Venture Agreement BGI and NHK entered into September 25, 1986 ( the "JVC Agreement") pursuant to which NHK-Spring Suspension Components Inc. ("NASCO") was formed. The Termination Agreement provides that NHK shall purchase BGI's 45% interest in NASCO for $18,600,000. This sale will generate an after-tax gain of approximately $4,000,000. The Termination Agreement provides that Barnes will not sell suspension springs of the type made by NASCO in North America for a period of three years from the termination of the joint venture.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is incorporated into this Item 1.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2005	BARNES GROUP INC.
(Registrant)

By: /s/ WILLIAM C. DENNINGER

William C. Denninger Senior Vice President and Chief Financial Officer